UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2010

Angiotech Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

British Columbia	000-30334	98-0226269
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1618 Station Street Vancouver, BC, Canada V6A 1B6

(Address of principal executive offices)

(604) 221-7676

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The annual general and special meeting of shareholders of Angiotech Pharmaceuticals, Inc. (“Angiotech”) was held on July 29, 2010, at which the shareholders voted upon (i) the election of William L. Hunter, David T. Howard, Edward M. Brown, Arthur H. Willms, Laura Brege and Henry A. McKinnell Jr. to Angiotech’s Board of Directors for a one-year term, (ii) the appointment of PricewaterhouseCoopers LLP as Angiotech’s auditors for the ensuing year and the authorization of Angiotech’s Board of Directors to fix the remuneration to be paid to the auditors and (iii) the approval of Angiotech’s proposed 2010 Stock Incentive Plan.

The shareholders elected all six director nominees, appointed PricewaterhouseCoopers LLP as Angiotech’s auditors for the ensuing year and authorized Angiotech’s Board of Directors to fix their remuneration. The shareholders did not approve Angiotech’s proposed 2010 Stock Incentive Plan. The number of votes cast for, against or withheld, and the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below.

	For	Against	Withheld	Abstain	Broker Non-Votes
Election of Directors:
William L. Hunter	22,162,832	0	7,148,199	0	24,120,029
David T. Howard	22,111,766	0	7,199,265	0	24,120,029
Edward M. Brown	22,150,644	0	7,160,387	0	24,120,029
Arthur H. Willms	22,119,938	0	7,191,093	0	24,120,029
Laura Brege	22,132,199	0	7,178,832	0	24,120,029
Henry A. McKinnell Jr.	22,144,018	0	7,167,013	0	24,120,029
Appointment of Auditors	50,423,410	0	3,007,650	0	0
Approval of 2010 Stock Incentive Plan	8,631,004	14,673,395	0	6,006,291	24,120,370

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Angiotech Pharmaceuticals, Inc.
(Registrant)

Date: July 30, 2010	By:	/s/K. Thomas Bailey
K. Thomas Bailey
Chief Financial Officer